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                                                                    EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions (1) "Part Eight:
Legal and Regulatory Matters -- Experts," (2) "Annex B -- Information Derived from TCO's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 -- Presentation of Financial Information" and (3) "Annex B -- Information Derived from TCO's Annual Report on Form 20-F for the fiscal year ended
December 31, 2002 -- Item 3.A. Selected Financial Information" in Amendment
No. 1 to the Registration Statement on Form F-4 of Telesp Celular Participacoes S.A. ("TCP relating to its preferred shares, and to the inclusion therein of our report dated February 14, 2003 with respect to the consolidated financial statements of Tele Centro Oeste Celular Participacoes S.A. ("TCO") as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, which financial statements and our report thereon were originally included in TCO's Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                              Ernst & Young Auditores Independentes S.S.


                              /s/ LUIZ CARLOS NANNINI
                              -------------------------
                              Name: Luiz Carlos Nannini
                              Title: Partner



Sao Paulo, Brazil

December 16th, 2003